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                                                                   EXHIBIT 23.8

                           CONSENT OF

                        DONALD T. AIELLO





Board of Directors
EnSys Environmental Products, Inc.


     I hereby consent to the inclusion of the summary of my report in the Joint Proxy Statement/Prospectus filed as part of the Registration Statement on Form S-4 of EnSys Environmental Products, Inc. and to the references to me as a consultant to EnSys Environmental Products, Inc. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.


                                        /s/ DONALD T. AIELLO
                                        ____________________________________
                                        Donald T. Aiello



December 6, 1996